UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

December 20, 2010

MCAFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31216	77-0316593

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2821 Mission College Boulevard
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On December 20, 2010, McAfee, Inc., a Delaware corporation (“McAfee”), received notification from the United States Federal Trade Commission (the “FTC”) that the waiting period has expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the proposed acquisition (the “Merger”) of McAfee by Intel Corporation, a Delaware corporation (“Intel”), that is contemplated by the Agreement and Plan of Merger, dated as August 18, 2010, between McAfee, Intel and Jefferson Acquisition Corporation (the “Merger Agreement”). The expiration of the waiting period has the effect of clearing the Merger under the HSR Act.
     As previously announced, McAfee’s stockholders approved the Merger on November 2, 2010.
     The Merger remains subject to regulatory clearance from certain jurisdictions, including the European Union, and is subject to the satisfaction or waiver of the other closing conditions specified in the Merger Agreement. The Merger Agreement was previously filed by McAfee as an exhibit to its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
By:	/s/ Mark Cochran
	Name:	Mark Cochran
	Title:	Executive Vice President and Chief Legal Officer/General Counsel

Date: December 21, 2010